Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (No. 333-73876, 333-91086, and 333-159443) on Form S-8 of Whole Foods Market Growing Your Future 401(k) Plan of our report dated June 2, 2009, relating to the financial statements and schedule of the Whole Foods Market Growing Your Future 401(k) Plan, which appears in this Annual Report on Form 11-K for the year ended December 31, 2008.

/s/Padgett, Stratemann & Co., L.L.P.
San Antonio, Texas
June 22, 2009